Exhibit 99.1

RESERVOIR MEDIA ANNOUNCES FIRST QUARTER FISCAL 2023 RESULTS

Delivers 46% top-line growth driven by increases in Digital and Synchronization revenues, as well as strength in Performance revenues

Reaffirms full fiscal year revenue and profitability guidance

August 5, 2022, New York — Reservoir Media, Inc. (NASDAQ: RSVR) (“Reservoir” or the “Company”), an award-winning independent music company, today announced financial results for the first fiscal quarter of 2023 ended June 30, 2022.

Recent Highlights:

•	Revenue of $24.3 million, increased 14% organically, or 46% including acquisitions year-over-year
o	Music Publishing revenue rose 35% year-over-year
o	Recorded Music revenue increased by 80% year-over-year
•	Operating Income of $1.3 million, increased by $1.1 million year-over-year
•	OIBDA (“Operating Income Before Depreciation & Amortization”) of $6.7 million, an increase of 56%
•	Net Income of $0.0 million, or $0.00 per share, 5 cents above the prior year period
•	Adjusted EBITDA of $7.4 million, up 73% year-over-year
•	Closed multiple catalog deals and acquisitions including Marley Marl and Matt Sorum, the latter of which also includes future works
•	Signed multiple publishing and future deals including Margo Price, Adia Victoria, Dan The Automator, and Conway The Machine
•	Expanded frontline recorded music roster with Ben Harper

Management Commentary:

“We are off to a strong start for the fiscal year, exceeding our internal expectations for the first quarter and putting us on track to achieve our goals for the year. Our impressive year-over-year top-line growth of 46% was driven by continued execution of our strategic growth initiatives, as well as the benefits of increasing scale,” said Golnar Khosrowshahi, Founder and Chief Executive Officer of Reservoir. “Our results also demonstrate our durable business model and ability to deliver consistent financial results as we continue to capitalize on the steady secular growth of the music industry. We remain focused on generating significant long-term value through our strategy of building and optimizing a robust, curated, and diversified portfolio of award-winning songwriters’ and artists’ bodies of work.”

First Quarter Fiscal 2023 Financial Results

Summary Financials	Q1 FY23	Q1 FY22	Change
Total Revenue	$24.3	$16.6	46%
Music Publishing Revenue	$16.4	$12.2	35%
Recorded Music Revenue	$7.6	$4.2	80%
Operating Income	$1.3	$0.2	NM
OIBDA	$6.7	$4.3	56%
Net Income (Loss)	$0.0	$(1.5)	NM
Adjusted EBITDA	$7.4	$4.3	73%

(Table Notes: $ in millions; Quarters ended June 30th; Unaudited; NM = Not meaningful)

Total revenue in the first quarter of fiscal 2023 increased 46% to $24.3 million, compared to $16.6 million in the first quarter of fiscal 2022. The increase was primarily driven by strong growth in both segments, highlighted by 80% growth in the Recorded Music segment, inclusive of the acquisitions of various catalogs, including Tommy Boy.

Operating income in the first quarter of fiscal 2023 was $1.3 million compared to operating income of $0.2 million in the first quarter of fiscal 2022. OIBDA in the first quarter of fiscal 2023 increased 56% to $6.7 million, compared to $4.3 million in the prior year quarter. Adjusted EBITDA in the first quarter of fiscal 2023 increased 73% to $7.4 million, compared to $4.3 million last year. The increases in operating income, OIBDA, and Adjusted EBITDA were all primarily driven by strong double-digit revenue growth from both segments and were partially offset by expenses related to being a public company that did not exist in the prior year period. See below for calculations and reconciliations of OIBDA and Adjusted EBITDA to operating income and net income, respectively.

Net income attributable to common stockholders in the first quarter of fiscal 2023 was breakeven, or $0.00 per share, compared to a net loss attributable to common stockholders of $(1.5) million, or $(0.05) per share, in the year-ago quarter. The improvement in net income (loss) was driven by revenue growth from both segments, which was offset by higher administration expenses associated with being a public company, as well as higher amortization and income tax expenses.

First Quarter Fiscal 2023 Segment Review

Music Publishing	Q1 FY23	Q1 FY22	Change
Revenue by Type
Digital	$8.5	$6.6	28%
Performance	$3.5	$2.7	33%
Synchronization	$3.3	$1.9	70%
Mechanical	$0.5	$0.4	26%
Other	$0.6	$0.6	7%
Total Revenue	$16.4	$12.2	35%
Operating (Loss) Income	$(0.3)	$0.2	NM
OIBDA	$3.7	$3.4	9%

(Table Notes: $ in millions; Quarters ended June 30th; Unaudited; NM = Not meaningful)

Music Publishing revenue in the first quarter of fiscal 2023 was $16.4 million, an increase of 35% compared to $12.2 million in last year’s first quarter. Growth was driven by strong performance within the Digital and Synchronization streams.

In the first quarter of fiscal 2023, Music Publishing OIBDA increased 9% to $3.7 million, compared to $3.4 million in the first quarter of fiscal 2022. Music Publishing OIBDA margin in the first quarter decreased from 28% to 22%. The decline in Music Publishing OIBDA margin was primarily driven by higher administration expenses associated with being a public company that did not exist in the prior year period.

Recorded Music	Q1 FY23	Q1 FY22	Change
Revenue by Type
Digital	$4.6	$2.8	62%
Physical	$1.3	$1.0	34%
Neighboring Rights	$0.7	$0.3	109%
Synchronization	$1.0	$0.1	NM
Total Revenue	$7.6	$4.2	80%
Operating Income (Loss)	$1.6	$(0.1)	NM
OIBDA	$3.0	$0.8	274%

(Table Notes: $ in millions; Quarters ended June 30th; Unaudited; NM = Not meaningful)

Recorded Music revenue in the first quarter of fiscal 2023 was $7.6 million, an increase of 80% compared to $4.2 million in last year’s first quarter. This improvement was largely driven by the acquisition of Tommy Boy, strong Digital revenue growth, and smaller growth in other revenue types.

In the first quarter of fiscal 2023, Recorded Music OIBDA increased 274%, to $3.0 million, compared to $0.8 million in the first quarter of fiscal 2022. Recorded Music OIBDA margin in the first quarter increased from 19% to 39%. The increase in Recorded Music OIBDA margins was driven by a shift towards Digital and Synchronization revenues which carry lower costs. Additionally, the Company was able to leverage the existing infrastructure while ingesting the acquired Tommy Boy catalog.

Balance Sheet and Liquidity

For the three months ended June 30, 2022, cash provided by operating activities was $1.8 million, a decrease of $1.9 million compared to the same period last year. The decreased cash provided by operating activities was primarily attributable to increases in cash used for working capital, including royalty advances (net of recoupments), partially offset by higher earnings.

As of June 30, 2022, Reservoir had cash and cash equivalents of $12.6 million and $67.4 million available for borrowing under its revolving credit facility, for total available liquidity of $80.0 million. Total debt was $277.4 million (net of $5.2 million of deferred financing costs) and Net Debt was $264.9 million (defined as total debt, less cash and equivalents and deferred financing costs). This compares to cash and cash equivalents of $17.8 million and $74.4 million available for borrowing on the revolving credit facility, for total available liquidity of $92.2 million, total debt of $269.9 million (net of $5.8 million of deferred financing costs), and Net Debt of $252.0 million as of March 31, 2022. The Company’s leverage ratio at June 30, 2022 was 5.7x using the trailing twelve month pro forma adjusted EBITDA of $48.6 million which reflects the measurement per its credit agreement.

Fiscal 2023 Outlook

Reservoir reaffirmed its previously provided financial outlook range for fiscal year 2023, and expects the financial results for the year ending March 31, 2023, to be as follows:

Outlook	Guidance	Growth (at mid-point)
Revenue	$116 million - $121 million	10%
Adjusted EBITDA	$44 million - $47 million	10%

Jim Heindlmeyer, Chief Financial Officer of Reservoir, concluded, “We continue to execute against our strategic initiatives, and we are pleased with the financial performance in our first fiscal quarter results. We achieved double digit growth during the quarter on Revenue and Adjusted EBITDA, and we remain focused on our capital deployment target of $100 million in strategic M&A for the fiscal year. We are proud to deliver on our promises to deploy capital toward accretive deals that will bring long-term value to our organization and shareholders.”

Accounting Note

The Q1 fiscal 2022 results included in this release reflect the revisions described in Note 19 of the fiscal 2022 financial statements filed on Form 10-K.

Conference Call Information

Reservoir is hosting a conference call for analysts and investors to discuss its financial results for the first quarter of fiscal 2023 ended June 30, 2022, and its business outlook at 10:00 a.m. ET today, on August 5, 2022. The conference call can be accessed via webcast in the investor relations section of the Company’s website at https://investors.reservoir-media.com/news-and-events/events-and-presentations. Interested parties may also participate in the call using the registration link: https://register.vevent.com/register/BI81fbd4c6410f47818fb2834d1caf6d02. Once registered, participants will receive a dial-in number as well as a PIN to enter the event. Participants may reregister for the conference call in the event of a lost dial-in number or PIN. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Reservoir’s website for 30 days after the event.

About Reservoir Media, Inc.

Reservoir is an independent music company based in New York City and with offices in Los Angeles, Nashville, Toronto, London, and Abu Dhabi. Reservoir is the first female-founded and led publicly traded independent music company in the U.S. Founded as a family-owned music publisher in 2007, Reservoir has grown to represent over 140,000 copyrights and 36,000 master recordings with titles dating as far back as 1900 and hundreds of #1 releases worldwide. Reservoir holds a regular Top 10 U.S. Market Share according to Billboard’s Publishers Quarterly, was twice named Publisher of the Year by Music Business Worldwide’s The A&R Awards, and won Independent Publisher of the Year at both the 2020 and 2022 Music Week Awards.

Reservoir also represents a multitude of recorded music through Chrysalis Records, Tommy Boy Records, and Philly Groove Records and manages artists through its ventures with Blue Raincoat Music and Big Life Management.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements with respect to the financial condition, results of operations, earnings outlook and prospects of Reservoir. Forward-looking statements are based on the current expectations and beliefs of the management of Reservoir and are inherently subject to a number of risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual financial condition, results of operations, earnings and/or prospects to be materially different from those expressed or implied by these forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements in this press release may include, among others:

•	expectations regarding Reservoir’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures;

•	Reservoir’s ability to invest in growth initiatives and pursue acquisition opportunities;

•	the ability to achieve the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Reservoir to grow and manage growth profitably and retain its key employees;

•	the inability to maintain the listing of Reservoir’s common stock on the Nasdaq Stock Market LLC and limited liquidity and trading of Reservoir’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that Reservoir may be adversely affected by other economic, business and/or competitive factors;

•	risks related to the organic and inorganic growth of Reservoir’s business and the timing of expected business milestones;

•	risk that the COVID-19 pandemic, and local, state and federal responses to addressing the COVID-19 pandemic, may have an adverse effect on Reservoir’s business operations, as well as its financial condition and results of operations; and

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Reservoir’s resources.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Reservoir prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, Reservoir undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. For a more detailed discussion of risks and other factors that might impact forward-looking statements, see Reservoir’s filings with the SEC available on the SEC’s website at www.sec.gov or Reservoir’s website at www.reservoir-media.com.

Reservoir Media, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Three Months Ended June 30, 2022 versus June 30, 2021

(Unaudited)

(Expressed in U.S. dollars)

	Three Months Ended June 30,
	2022	2021	% Change

Revenues	$24,278,770	$16,632,631	46%
Costs and expenses:
Cost of revenue	9,975,131	7,692,387	30%
Amortization and depreciation	5,361,503	4,059,723	32%
Administration expenses	7,621,610	4,664,830	63%
Total costs and expenses	22,958,244	16,416,940	40%

Operating income	1,320,526	215,691	512%

Interest expense	(2,976,060)	(2,779,052)
Gain (loss) on foreign exchange	107,343	(18,321)
Gain on fair value of swaps	1,570,337	547,488
Interest and other income	13	68
Income (loss) before income taxes	22,159	(2,034,126)
Income tax expense (benefit)	5,338	(527,145)
Net income (loss)	16,821	(1,506,981)
Net loss attributable to noncontrolling interests	59,218	53,983
Net income (loss) attributable to Reservoir Media, Inc.	$76,039	$(1,452,998)

Earnings (loss) per common share:
Basic	$0.00	$(0.05)
Diluted	$0.00	$(0.05)

Weighted average common shares outstanding:
Basic	64,223,531	28,539,299
Diluted	64,781,739	28,539,299

Reservoir Media, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

June 30, 2022 versus March 31, 2022

(Unaudited)

(Expressed in U.S. dollars)

	June 30, 2022	March 31, 2022
Assets
Current assets
Cash and cash equivalents	$12,570,147	$17,814,292
Accounts receivable	25,604,221	25,210,936
Current portion of royalty advances	13,539,768	12,375,420
Inventory and prepaid expenses	4,533,111	4,041,471
Total current assets	56,247,247	59,442,119

Intangible assets, net	564,416,843	571,383,855
Equity method and other investments	3,676,072	3,912,978
Royalty advances, net of current portion	50,392,471	44,637,334
Property, plant and equipment, net	359,633	342,080
Operating lease right of use assets, net	2,002,931	-
Fair value of swap assets	5,562,139	3,991,802
Other assets	662,110	559,922
Total assets	$683,319,446	$684,270,090

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$5,351,476	$4,436,943
Royalties payable	26,269,490	21,235,815
Accrued payroll	388,080	1,938,281
Deferred revenue	725,438	1,103,664
Other current liabilities	3,387,361	12,272,577
Income taxes payable	116,324	77,496
Total current liabilities	36,238,169	41,064,776

Secured line of credit	277,428,149	269,856,169
Deferred income taxes	24,040,179	24,884,170
Operating lease liabilities, net of current portion	1,404,826	-
Other liabilities	905,509	1,012,651
Total liabilities	340,016,832	336,817,766

Contingencies and commitments

Shareholders' Equity
Preferred stock	-	-
Common stock	6,429	6,415
Additional paid-in capital	336,217,999	335,372,981
Retained earnings	12,289,558	12,213,519
Accumulated other comprehensive loss	(6,209,621)	(1,198,058)
Total Reservoir Media, Inc. shareholders' equity	342,304,365	346,394,857
Noncontrolling interest	998,249	1,057,467
Total shareholders' equity	343,302,614	347,452,324
Total liabilities and shareholders' equity	$683,319,446	$684,270,090

Supplemental Disclosures Regarding Non-GAAP Financial Measures

This press release includes certain financial information, such as OIBDA, OIBDA margin, EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA and Net Debt, which has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Reservoir’s management uses these non-GAAP financial measures to evaluate Reservoir’s operations, measure its performance and make strategic decisions. Reservoir believes that the use of these non-GAAP financial measures provides useful information to investors and others in understanding Reservoir’s results of operations and trends in the same manner as Reservoir’s management and in evaluating Reservoir’s financial measures as compared to the financial measures of other similar companies, many of which present similar non-GAAP financial measures. However, these non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by Reservoir’s management about which items are excluded or included in determining these non-GAAP financial measures and, therefore, should not be considered as a substitute for net income, operating income or any other operating performance measures calculated in accordance with GAAP. Using such non-GAAP financial measures in isolation to analyze Reservoir’s business would have material limitations because the calculations are based on the subjective determination of Reservoir’s management regarding the nature and classification of events and circumstances. In addition, although other companies in Reservoir’s industry may report measures titled OIBDA, OIBDA margin, Adjusted EBITDA and Net Debt, or similar measures, such non-GAAP financial measures may be calculated differently from how Reservoir calculates such non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, such non-GAAP financial measures should be considered alongside other financial performance measures and other financial results presented in accordance with GAAP. You can find the reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures in the tables below.

OIBDA

Reservoir evaluates operating performance based on several factors, including its primary financial measure of operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets (“OIBDA”). Reservoir considers OIBDA to be an important indicator of the operational strengths and performance of its businesses and believes this non-GAAP financial measure provides useful information to investors because it removes the significant impact of amortization from Reservoir’s results of operations. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in Reservoir’s businesses and other non-operating income (loss). Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income, net income attributable to us and other measures of financial performance reported in accordance with GAAP. In addition, our definition of OIBDA may differ from similarly titled measures used by other companies. OIBDA Margin is defined as OIBDA as a percentage of revenue.

EBITDA and Adjusted EBITDA

EBITDA is defined as earnings (net income or loss) before net interest expense, income tax (benefit) expense, non-cash depreciation of tangible assets and non-cash amortization of intangible assets and is used by management to measure operating performance of the business. Adjusted EBITDA, in addition to adjusting net income to exclude income tax expense, interest expense and depreciation and amortization, further adjusts net income by excluding items or expenses such as, among others, (1) any non-cash charges (including any impairment charges), (2) any net gain or loss on foreign exchange, (3) any net gain or loss resulting from interest rate swaps, (4) equity-based compensation expense and (5) certain unusual or non-recurring items.

Adjusted EBITDA is a key measure used by Reservoir’s management to understand and evaluate operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. However, certain limitations on the use of Adjusted EBITDA include, among others, (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for Reservoir’s business, (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on Reservoir’s indebtedness and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, Adjusted EBITDA measure adds back certain non-cash, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.

Pro Forma Adjusted EBITDA

Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA plus the pro forma EBITDA of assets acquired in the previous four quarters representing the earnings of those assets for the portion of the prior four quarters before the Company’s acquisition of such assets. This is the measurement defined in the Company’s credit agreement. The Company believes that including the supplemental adjustments that are made to calculate Pro Forma Adjusted EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants as well as providing meaningful information about the historic earnings of acquired assets. Pro Forma Adjusted EBITDA is not defined by GAAP. Pro Forma Adjusted EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net income determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Additionally, Pro Forma Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not take into account certain items such as interest and principal payments on our indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of our operations, it is a necessary element of our costs and ability to operate), non-recurring expenses and capital expenditures.

Net Debt

Reservoir defines Net Debt as total debt, less cash and equivalents and deferred financing costs.

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Operating Income to OIBDA

Three Months Ended June 30, 2022 versus June 30, 2021

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,
	2022	2021
Operating Income	$1,321	$216
Amortization and Depreciation Expense	5,362	4,060
OIBDA	$6,683	$4,276

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Music Publishing Segment Reporting Operating Income to OIBDA

Three Months Ended June 30, 2022 versus June 30, 2021

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,
	2022	2021
Operating (Loss) Income	$(261)	$229
Amortization and Depreciation Expense	3,954	3,169
OIBDA	$3,693	$3,398

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Recorded Music Segment Reporting Operating Income to OIBDA

Three Months Ended June 30, 2022 versus June 30, 2021

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,
	2022	2021
Operating Income (Loss)	$1,581	$(73)
Amortization and Depreciation Expense	1,385	865
OIBDA	$2,966	$792

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA

Three Months Ended June 30, 2022 versus June 30, 2021

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,
	2022	2021
Net Income (Loss)	$17	$(1,507)
Income Tax Expense (Benefit)	5	(527)
Interest Expense	2,976	2,779
Amortization and Depreciation	5,362	4,060
EBITDA	8,360	4,805
(Gain) Loss on Foreign Exchange(a)	(107)	18
Gain on Fair Value of Swaps(b)	(1,570)	(547)
Non-cash Share-based Compensation(c)	766	26
Adjusted EBITDA	$7,449	$4,302

(a)	Reflects the (gain) or loss on foreign exchange fluctuations.
(b)	Reflects the non-cash gain on the mark-to-market of interest rate swaps.
(c)	Reflects non-cash share-based compensation expense related to the Reservoir Media, Inc. 2022 Omnibus Incentive Plan.

Reservoir Media, Inc. and Subsidiaries

Reconciliation of Net Income to Pro Forma Adjusted EBITDA

Twelve Months Ended June 30, 2022

(Unaudited)

(Dollars in thousands)

TTM 6/30/22
Net income	$14,652
Income tax expense	4,785
Interest expense	11,068
Amortization and depreciation	20,324
EBITDA	50,829
Gain on foreign exchange (a)	(456)
Gain on fair value of swaps (b)	(9,581)
Non-cash share-based compensation (c)	3,631
Interest and other income	(11)
Adjusted EBITDA	44,412
Pro forma EBITDA on acquisitions (d)	4,237
Pro forma Adjusted EBITDA	$48,649

(a)	Reflects the gain on foreign exchange fluctuations.
(b)	Reflects the non-cash gain on the mark-to-market of interest rate swaps.
(c)	Reflects non-cash share-based compensation expense related to the Reservoir Media, Inc. 2022 Omnibus Incentive Plan.
(d)	Reflects the pro forma EBITDA on acquisitions for the portion of the prior twelve months that are not included in Reservoir’s financial results.

Media Contact

Reservoir Media, Inc.

Suzy Arrabito

Vice President, Marketing & Communications

sa@reservoir-media.com

www.reservoir-media.com

Investor Contact

Alpha IR Group

Alec Buchmelter or Alec Steinberg

RSVR@alpha-ir.com

Source: Reservoir Media, Inc.

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